EXHIBIT 4

                                        INDEMNITY  AGREEMENT  dated  as  of
                                        ___________, between:

                                        LOTUS  DEVELOPMENT  CORPORATION,  a
                                        Delaware      corporation      (the
                                        "Company"),  and   __________  (the
                                        "Indemnitee")

               Section 145 of the Delaware General Corporation law empowers any corporation formed thereunder to indemnify any person serving as a director, officer, employee or agent of such corporation or who serves at the request or for the convenience or to represent the interest of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "Capacities"), and
          Section 145(f) of said Law further specifies that the indemnification set forth in said Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

               The Company desires to have the Indemnitee serve or continue to serve in such Capacities as have been or may be (a) authorized by resolution of the Company's shareholders, or of the directors of the Company or any of its subsidiaries, or (b) designated in writing by an officer of the Company authorized pursuant to the Company's By-Laws as from time to time in effect, in either such case free from undue concern for unpredictable, inappropriate or unreasonable claims or proceedings by reason of the Indemnitee's serving or having served the Company or any other corporation, partnership, joint venture, trust or other enterprise (collectively, including the Company, "Affiliates") in any Capacity or by reason of the Indemnitee's decisions, actions or omissions on behalf of any Affiliate or in connection with such Capacity; and the Indemnitee desires to serve, or to continue to serve, in any and all such Capacities. Accordingly, in consideration of the Indemnitee's serving or continuing to serve in any such Capacities, the parties agree as follows:

                 1.  Indemnification.    (a) The  Company  shall indemnify,
                     ---------------
          defend and hold harmless the Indemnitee against all expenses, losses, claims, damages and liabilities, including, without limitations, attorneys' fees, judgments, fines and amounts paid in settlement (all such expenses, collectively, "Costs"), actually and reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the Indemnitee is a party or threatened to be made a party (all such actions, collectively, "Proceedings") (i) by reason of the fact that the Indemnitee is or was serving any Affiliate in any Capacity or (ii) by reason of anything done or not done by the Indemnitee in such Capacity.

                 2.  Culpable Action.   (a) Notwithstanding  the provisions
                     ---------------
          of Section 1, the Indemnitee shall not be entitled to indemnification if (i) the Company is prohibited form paying such indemnification under applicable law, (ii) the Indemnitee breached the Indemnitee's duty of

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          loyalty   to  any  Affiliate  or  its  stockholders,  (iii)   the
          Indemnitee's   actions  or   omissions were not in good  faith or
          involved   intentional    misconduct   or  knowing  violation  of
          law    or   (iv)  the  Indemnitee   derived  an improper personal
          benefit   from  any   transaction  which   is  a  subject  of the
          applicable Proceeding (any existence or occurrence described in the foregoing clauses (i) - (iv), individually, a "Culpable Action").

                    (b) The existence or occurrence of a Culpable Action shall be conclusively determined by (i) a non-appealable, final decision of the court having jurisdiction over the applicable Proceeding or (ii) a non-appealable, final decision of the Court of Chancery of the State of Delaware (or if such a decision is appealable, by the court in such State which has jurisdiction to render a non-appealable, final decision). Such determination shall be final and binding upon the parties hereto.

                    (c) The existence or occurrence of a Culpable Action may also be determined by (i) the Board of Directors of the Company, by a majority vote of a quorum consisting of directors who were not parties to the applicable Proceeding (the "Disinterested Directors"), (ii) the stockholders of the Company, by a majority vote of a quorum consisting of stockholders who were not parties to the applicable Proceeding (the "Disinterested Stockholders"), or (iii) any other entity to which the Disinterested Directors or the Disinterested Stockholders shall have delegated the authority to make such a determination; provided, however, that such determination shall be binding upon the parties hereto only if a determination shall not have been made and shall not subsequently be made pursuant to subsection
          (b) immediately above.

                    (d) If a Proceeding involves more than one claim, issue or matter, the determination as to whether there exists or has occurred a Culpable Action shall be severable as to each and every claim, issue and matter.

                    (e)  The  termination  of any  Proceeding  by judgment,
          order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not affect the provisions of
          Section 1 for indemnification hereunder and does not create a presumption that there exists a Culpable Action.

                 3.  Payment  of  Costs.      The  Costs  incurred  by  the
                     ------------------
          Indemnitee in connection with any Proceeding, including any Proceeding brought pursuant to Section (2)(b), shall be paid by the Company on an "as incurred" basis; provided, however, that if it shall ultimately be determined that there exists or has occurred a Culpable Action with respect to such Proceeding, the Indemnitee shall repay to the Company the amount (or the appropriate portion thereof as contemplated by Section 2(d)) so advanced, including the costs of obtaining a determination pursuant to Section 2(b).

                 4.  Severability.    If  any provision  of this  Agreement
                     ------------
          shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

                 5.  No Right  to Engagement, Employment or  Directorship.
                     ----------------------------------------------------
          This Agreement shall not entitle the Indemnitee to any right or claim to be retained as an agent, employee, officer or

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          director  of any Affiliate or limit any right of any Affiliate to terminate the engagement, employment or directorship of the Indemnitee or to change the terms of such engagement, employment or directorship.

                 6.  Other Rights and  Remedies.  This Agreement  shall not
                     --------------------------
          be deemed exclusive of any other contractual or non-contractual right to indemnification to which the Indemnitee may be entitled under any provision of law, or any corporate charter, articles, memorandum or by-law, insurance, or otherwise.

                 7.  Counterparts.   This Agreement may be executed in  any
                     ------------
          number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such together shall constitute but one agreement.

                 8.  Descriptive Headings.   Descriptive  headings are  for
                     --------------------
          convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                 9.  Modification.   This Agreement shall not be altered or
                     ------------
          otherwise amended except pursuant to an instrument in writing signed by each of the parties.

                10.  Notice   to  the  Company  by  the  Indemnitee.   The
                     ----------------------------------------------
          Indemnitee, as a condition precedent to the Indemnitee's right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any Proceeding for which indemnity will or should reasonably be expected to be sought under this Agreement.

                11.  Notices.    All notices, requests, consents  and other
                     -------
          communications hereunder to either party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class or certified mail, postage prepaid addressed to such party at such party's address set forth below or such other address as shall hereafter have been last notified by the addressee to the addressor hereunder:

                   (i)   if to the Company, to:

                         Lotus Development Corporation
                         55 Cambridge Parkway
                         Cambridge, Massachusetts 02142
                         Attention:  General Counsel;

                   (ii)  if to the Indemnitee, to:

                         the name  and address of  the Indemnitee
                         as it appears  on the personnel  records
                         of the Company.
                12.  Governing Law.   This  Agreement shall be governed  by
                     -------------
          and construed in accordance with the laws of the State of Delaware.

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                13.  Successors  and Assigns.     This  Agreement shall  be
                     -----------------------
          binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and the Indemnitee's spouse, heirs, executors and administrators.

                14.  Entire Agreement.  This Agreement  contains the entire
                     ----------------
          agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and other communications between the parties with respect to such subject matter.

               IN   WITNESS  WHEREOF,  each  of  the  parties  caused  this
          Agreement  to be executed  on its or  his behalf   as of the date
          first above written.


                                          LOTUS DEVELOPMENT CORPORATION

                                          By:___________________________
                                              Thomas M. Lemberg


                                          INDEMNITEE

                                          ______________________________

                                          Print Name:  _________________


























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